UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2008

Commission File Number: 0-25662

ANADIGICS, Inc.
(Exact name of registrant as specified in its charter)
Delaware	22-2582106
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

141 Mt. Bethel Road, Warren, NJ 07059	07059
(Address of prinicipal executive offices)	(Zip Code)

908-668-5000
(Registrants telephone number, including area code)

Item 2.02 Results of Operations and Financial Condition

On April 22, 2008, ANADIGICS, Inc. (“ANADIGICS”) is issuing a press release and holding a conference call announcing its financial results for the quarter ended March 29, 2008. A copy of the press release is furnished as Exhibit 99 to this Form 8-K. The information in this Form 8-K and the Exhibit attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Use of Non-GAAP Financial Measures

The attached press release includes financial measures that are not in accordance with GAAP, consisting of non-GAAP, or pro forma, net income or loss and non-GAAP, or pro forma, income or loss per share. Management uses non-GAAP net income or loss and non-GAAP income or loss per share to evaluate the company's operating and financial performance in light of business objectives, for planning purposes, when publicly providing our business outlook and to facilitate period-to-period comparisons. ANADIGICS believes that these measures are useful to investors because they enhance investors' ability to review the company's business from the same perspective as the company's management and facilitate comparisons of this period's results with prior periods. These non-GAAP measures exclude charges related to stock-based compensation, an impairment of auction rate securities and discontinued operations. Non-GAAP measures are used by some investors when assessing the performance of our Company. These financial measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Management acknowledges that stock-based compensation is a recurring cost and is an important part of our employee’s compensation and impacts their performance. However the expense is non-cash in nature and there are various valuation methodologies and assumptions used in determining stock-based compensation that may be unrelated to operations, such as volatility and current interest rates. The presentation of the additional information should not be considered a substitute for net income or loss or income or loss per share prepared in accordance with GAAP. The primary material limitations associated with the use of non-GAAP measures as compared to the most directly comparable GAAP financial measures are (i) they may not be comparable to similarly titled measures used by other companies in ANAD's industry, and (ii) they exclude financial information that some may consider important in evaluating our performance.

Pursuant to the requirements of Regulation G, ANADIGICS has included a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

99.    Press Release issued by ANADIGICS, Inc., dated April 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANADIGICS, INC.

Date: April 22, 2008

By: /s/ Thomas C. Shields

Name: Thomas C. Shields
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99	Press Release issued by ANADIGICS, Inc., dated April 22, 2008

ANADIGICS ANNOUNCES FIRST QUARTER 2008 RESULTS

Achieves Record Quarterly Net Sales of $74.4 million; up 10% sequentially and 50% From Year Ago Quarter
Delivers Quarterly GAAP EPS of $0.07; Pro Forma Diluted EPS of $0.15

WARREN, N.J., April 22, 2008—ANADIGICS, Inc. (Nasdaq: ANAD), a leading provider of semiconductor solutions in the rapidly growing broadband wireless and wireline communications markets, reported record first quarter 2008 net sales of $74.4 million, an increase of 10% compared with net sales of $67.6 million in the prior quarter, and an increase of 50% compared to net sales of $49.6 million in the year ago quarter.

Net income was $3.9 million, or $0.07 per share, compared with $2.9 million, or $0.05 per share, in the prior quarter and net loss of $1.2 million, or $0.02 per share, in the year ago quarter.  Pro forma income for the first quarter 2008, which excludes non-cash stock compensation expense, discontinued operations and an impairment charge of $0.8 million on the company’s investment in auction rate securities, was $9.2 million, or $0.15 per diluted share, compared with $7.8 million, or $0.13 per diluted share, in the prior quarter and $3.7 million, or $0.08 per diluted share, in the year ago quarter.

“ANADIGICS performance in the first quarter exemplifies our commitment to our business execution strategies,” said Dr. Bami Bastani, President and Chief Executive Officer.  “We continue to implement our market share expansion plans and have created deeper relationships with our customers and suppliers while providing the best of breed RF products on the market today.”

As of March 29, 2008 cash and short and long-term marketable securities totaled $166.5 million compared with $176.8 million at December 31, 2007.

“We continue to focus on delivering improving financial performance as evidenced by our reported first quarter 2008 financial results,” said Tom Shields, Executive Vice President and Chief Financial Officer. “Our business outlook remains positive as characterized by our financial guidance for the second quarter of 2008.”

Outlook for the Second Quarter 2008

Net sales for the second quarter 2008 are estimated to be in the range of $77.0 million to $79.0 million.   Net sales at this level would represent an approximate 43% to 47% increase on a comparable basis with second quarter 2007.   Net income per share on a GAAP basis for the second quarter 2008 is expected to approximate $0.09 to $0.11.  Pro forma diluted earnings per share, excluding non-cash stock compensation expense, are expected to be in the range of approximately $0.16 - $0.17.  The net income and pro forma diluted earnings per share are based on an estimated diluted weighted average outstanding common share count of 69.0 million, which includes 7.6 million dilutive shares from the Convertible Notes due 2009.

The statements regarding outlook are forward looking and actual results may differ materially. Please see safe harbor statement at the end of the press release.

This press release includes financial measures that are not in accordance with GAAP, consisting of non-GAAP, or pro forma, net income or loss and non-GAAP, or pro forma, income or loss per share. Management uses non-GAAP net income or loss and non-GAAP income or loss per share to evaluate the company's operating and financial performance in light of business objectives, for planning purposes, when publicly providing our business outlook and to facilitate period-to-period comparisons. ANADIGICS believes that these measures are useful to investors because they enhance investors' ability to review the company's business from the same perspective as the company's management and facilitate comparisons of this period's results with prior periods. These non-GAAP measures exclude charges related to stock-based compensation, an impairment of auction rate securities and discontinued operations. Non-GAAP measures are used by some investors when assessing the performance of our Company. These financial measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Management acknowledges that stock-based compensation is a recurring cost and is an important part of our employee’s compensation and impacts their performance. However the expense is non-cash in nature and there are various valuation methodologies and assumptions used in determining stock-based compensation that may be unrelated to operations, such as volatility and current interest rates. The presentation of the additional information should not be considered a substitute for net income or loss or income or loss per share prepared in accordance with GAAP.

Limitations of non-GAAP financial measures. The primary material limitations associated with the use of non-GAAP measures as compared to the most directly comparable GAAP financial measures are (i) they may not be comparable to similarly titled measures used by other companies in ANADIGICS industry, and (ii) they exclude financial information that some may consider important in evaluating our performance. We compensate for these limitations by providing reconciliations of reported net income or loss and income or loss per share to non-GAAP net income or net loss and non-GAAP income or loss per share, respectively, within this press release.

Conference Call

ANADIGICS' senior management will conduct a conference call today at 5:00 PM Eastern time. A live audio Webcast will be available at www.anadigics.com/investors. A recording of the call will be available approximately two hours after the end of the call on the ANADIGICS Web site or by dialing (800) 695-0974 (available until April 29).

Recent Highlights

April 1, 2008 - ANADIGICS Announces New Power Amplifier for AWS and KPCS CDMA/EVDO Mobile Equipment

February 26, 2008 - ANADIGICS Unveils ACA2604 RF Amplifier for FTTH Applications

# # #

About ANADIGICS, Inc.

ANADIGICS, Inc. (Nasdaq: ANAD - News) is a leading provider of semiconductor solutions in the rapidly growing broadband wireless and wireline communications markets. The Company's products include power amplifiers, tuner integrated circuits, active splitters, line amplifiers, and other components, which can be sold individually or packaged as integrated radio frequency and front end modules.

Safe Harbor Statement

Except for historical information contained herein, this press release contains projections and other forward-looking statements (as that term is defined in the Securities Exchange Act of 1934, as amended). These projections and forward-looking statements reflect the Company's current views with respect to future events and financial performance and can generally be identified as such because the context of the statement will include words such as "believe", "anticipate", "expect", or words of similar import. Similarly, statements that describe our future plans, objectives, estimates or goals are forward-looking statements. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results and developments could differ materially from those projected as a result of certain factors. Important factors that could cause actual results and developments to be materially different from those expressed or implied by such projections and forward-looking statements include those factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2007, and those discussed elsewhere herein.

ANADIGICS, INC.
Consolidated Statements of Operations
(Amounts in thousands, except per share amounts, unaudited)

	Three months ended
	March 29, 2008	March 31, 2007

Net sales	$74,369	$49,573
Cost of sales	47,764	33,287
Gross profit	26,605	16,286
Research and development expenses	14,331	9,738
Selling and administrative expenses	8,880	7,359
Operating income (loss)	3,394	(811)
Interest income	1,938	1,240
Interest expense	(591)	(625)
Other expense	(812)	-
Income (loss) from continuing operations	3,929	(196)
Loss from discontinued operations (1)	-	(965)
Net income (loss)	$3,929	$(1,161)

Basic earnings (loss) per share
Income (loss) from continuing operations	$0.07	(0.00)
Loss from discontinued operations	$-	$(0.02)
Net income (loss)	$0.07	$(0.02)

Diluted earnings (loss) per share
Income (loss) from continuing operations	$0.07	(0.00)
Loss from discontinued operations (1)	$-	$(0.02)
Net income (loss)	$0.07	$(0.02)

Basic shares outstanding	59,310	48,314
Basic & dilutive shares outstanding	60,430	48,314

Unaudited Reconciliation of GAAP to Pro Forma Non-GAAP Financial Measures

GAAP net income (loss)	$3,929	$(1,161)
Stock compensation expense in continuing operations
Cost of sales	726	900
Research and development	1,896	1,500
Selling and administrative	1,784	1,476
Auction rate securities impairment	823	-
Loss from discontinued operations (1)	-	965
Pro forma net income	$9,158	$3,680

Pro forma earnings per share *
Basic	$0.15	$0.08
Diluted	$0.15	$0.08

(*) Calculated using related GAAP shares outstanding

(1) The loss from discontinued operations reflected the divestiture of Telcom Devices, Inc., comprising $490 from the loss on sale and $475 loss on operations in the first quarter 2007.

ANADIGICS, INC.
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	March 29, 2008	December 31, 2007
Assets	(Unaudited)

Current assets:
Cash and cash equivalents	$101,028	$57,786
Marketable securities	40,991	103,778
Accounts receivable	43,037	45,664
Inventory	25,495	23,989
Prepaid expenses and other current assets	6,157	3,277
Total current assets	216,708	234,494

Marketable securities	24,507	15,248
Plant and equipment, net	89,203	76,129
Goodwill and other intangibles, net of amortization	6,459	6,524
Other assets	958	1,066
	$337,835	$333,461

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$28,870	$34,184
Accrued liabilities	9,091	7,928
Total current liabilities	37,961	42,112

Other long-term liabilities	3,216	3,243
Long-term debt	38,000	38,000

Stockholders’ equity	258,658	250,106
	$337,835	$333,461

* The condensed balance sheet at December 31, 2007 has been derived from the audited financial statements at such date but does not include all the information and footnotes required by generally accepted accounting principles for complete financial statements.